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Exhibit 23.3

Consent of Independent Auditors

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 14, 2014, with respect to the financial statements of SCP III AIV THREE—FCER Blocker, Inc. included in the Registration Statement (Form S-1) and related Prospectus of Adeptus Health Inc. for the registration of its common stock.

/s/ Ernst & Young LLP
Baltimore, MD May 21, 2014

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  Exhibit 23.3
Consent of Independent Auditors